UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2018

SailPoint Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-38297 (Commission File Number)	47-1628077 (I.R.S. Employer Identification Number)
11305 Four Points Drive, Building 2, Suite 100 Austin, TX (Address of principal executive offices)	78726 (Zip code)
(512) 346-2000 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2018, SailPoint Technologies Holdings, Inc., a Delaware corporation (the “Company”), entered into the First Amendment to Registration Rights Agreement (the “Amendment”), with the holders of a majority of the Investor Registrable Securities (as defined in the Registration Rights Agreement), which amended the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of September 8, 2014, by and among the Company, Thoma Bravo Fund XI, L.P., Thoma Bravo Fund XI-A, L.P., Thoma Bravo Executive Fund XI, L.P. and certain other stockholders. The Registration Rights Agreement was previously filed with the Securities and Exchange Commission as Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036) on October 20, 2017.

Among other things, the Amendment added language to clarify that Registrable Securities (as defined in the Registration Rights Agreement) shall cease to be Registrable Securities when such securities become eligible for sale pursuant to Rule 144 under the Securities Act of 1933 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement. Additionally, the Amendment provided for termination of the Registration Rights Agreement when no shares of Registrable Securities remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SailPoint Technologies Holdings, Inc.,

Date: December 27, 2018	By:	/s/ Cam McMartin
Cam McMartin
Chief Financial Officer